Exhibit 99.2

IN THE UNITED STATES BANKRUPTCY COURT

FOR THE DISTRICT OF DELAWARE

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In re	:	Chapter 11
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CANO HEALTH, INC., et al.,	:	Case No. 24-10164 (KBO)
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Debtors.[1]	:	(Jointly Administered)
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NOTICES, RESTRICTIONS, AND OTHER PROCEDURES

REGARDING OWNERSHIP AND TRANSFERS OF INTERESTS IN THE DEBTORS

TO ALL PERSONS OR ENTITIES THAT BENEFICIALLY OWN EQUITY INTERESTS IN THE DEBTORS:

Pursuant to that certain Interim Order Pursuant to 11 U.S.C. §§ 362 and 105(a) (i) Establishing Notification Procedures and Approving Restrictions on Certain Transfers of Interests in the Debtors and (ii) Granting Related Relief (the “Interim Order”) entered by the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”) on February 7, 2024, Docket No. 92, the following restrictions, notification requirements, and/or other procedures (collectively, the “Stock Procedures”) apply to all trading and transfers in the beneficial ownership of Common Stock (including directly or indirectly, and including Options to acquire beneficial ownership of Common Stock).2

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The last four digits of Cano Health, Inc.’s tax identification number are 4224. A complete list of the Debtors in the chapter 11 cases may be obtained on the website of the Debtors’ claims and noticing agent at https://www.kccllc.net/CanoHealth. The Debtors’ mailing address is 9725 NW 117th Avenue, Miami, Florida 33178.

[2]	Capitalized terms used, but not otherwise defined, herein shall have the same meanings ascribed to such terms in the Interim Order.

A.	Common Stock Restrictions

(1)	Definitions. For purposes of these Stock Procedures, the following terms have the following meanings:

(a) “Common Stock” shall mean any shares of Class A common stock issued by Cano Health, Inc. (“CHI”). For the avoidance of doubt, by operation of the definition of beneficial ownership, an owner of an Option to acquire Common Stock may be treated as the owner of such Common Stock.

(b) “Option” shall mean any contingent purchase, warrant, convertible debt, put, stock subject to risk of forfeiture, contract to acquire stock, including, without limitation, any redemption right pursuant to that certain Second Amended and Restated Limited Liability Company Agreement of Primary Care (ITC) Intermediate Holdings, LLC, dated as of June 3, 2021, and any warrant to purchase issued pursuant to that certain Warrant Agreement, by and between CHI and Continental Stock Transfer & Trust Company, a New York corporation, dated as of May 18, 2020, or similar interest regardless of whether it is contingent, subject to vesting or otherwise not currently exercisable.

(c) “Beneficial Ownership” (and any variation thereof including “beneficially owns”) of Common Stock and Options to acquire Common Stock shall be determined in accordance with section 382 of the Tax Code, the regulations promulgated by the U.S. Department of the Treasury under the Tax Code (the “Treasury Regulations”), rulings issued by the Internal Revenue Service (the “IRS”), and the rules described herein, and thus shall include, without limitation, (A) direct and indirect ownership, determined without regard to any rule that treats stock of an entity as to which the constructive ownership rules apply as no longer owned by that entity (e.g., a holding company would be considered to beneficially own all stock owned or acquired by its subsidiaries), (B) ownership by a holder’s family members, (C) ownership by any group of persons acting pursuant to a formal or informal understanding among themselves to make a coordinated acquisition of stock, and (D) to the extent set forth in Treasury Regulations section 1.382-4, the ownership of an Option to acquire beneficial ownership of Common Stock.

(d) “Entity” shall mean any “entity” as such term is defined in Treasury Regulations section 1.382-3(a), including a group of persons who have a formal or informal understanding among themselves to make a coordinated acquisition of stock.

(e) “Substantial Stockholder” shall mean any Entity or person that beneficially owns at least 225,509 shares of Common Stock (representing approximately 4.75% of all issued and outstanding shares of Common Stock as of the Petition Date). For the avoidance of doubt, by operation of the definition of beneficial ownership, an owner of an Option to acquire Common Stock may be treated as the owner of such Common Stock.

(2)

Notice of Substantial Ownership. Any person or Entity that beneficially owns, at any time on or after the Petition Date, Common Stock in an amount sufficient to qualify such person or Entity as a Substantial Stockholder shall file with the Court and serve via first class mail and email or fax (if applicable) upon (i) the Debtors, 9725 NW 117th Avenue, Miami, Florida 33178 (Attn: Eladio Gil (eladio.gil@canohealth.com))]; (ii) proposed attorneys for the Debtors, Weil, Gotshal & Manges LLP, 767 Fifth Avenue, New York, New York 10153 (Attn: Gary T. Holtzer, Esq. (gary.holtzer@weil.com), Jessica Liou, Esq. (jessica.liou@weil.com), Matthew P. Goren, Esq. (matthew.goren@weil.com), and Rachael Foust, Esq. (rachael.foust@weil.com)) and Richards, Layton & Fingers, One

Rodney Square, 920 North King Street, Wilmington, DE 19801 (Attn: Mark D. Collins , Esq. (collins@rlf.com), Michael J. Merchant, Esq. (merchant@rlf.com), and Amanda R. Steele, Esq. (steele@rlf.com)); (iii) attorneys for the Ad Hoc First Lien Group: Gibson, Dunn & Crutcher LLP, 200 Park Ave, New York, NY 10166 (Attn: Scott J. Greenberg, Esq. (SGreenberg@gibsondunn.com), Michael J. Cohen, Esq. (MCohen@gibsondunn.com), and Christina M. Brown, Esq. (christina.brown@gibsondunn.com)) and Pachulski, Stang, Ziehl & Jones LLP, 919 North Market Street #1700, Wilmington, Delaware 19801 (Attn: Laura Davis Jones, Esq. (ljones@pszjlaw.com) and James O’Neill, Esq. (joneill@pszjlaw.com)); and (iv) attorneys for any statutory committee of unsecured creditors appointed in these cases (collectively, the “Disclosure Parties”) a notice of such person’s or Entity’s substantial ownership (a “Substantial Stock Ownership Notice”), in substantially the form annexed to the Proposed Orders as Exhibit 2, which describes specifically and in detail such person’s or Entity’s beneficial ownership of Common Stock, on or before the date that is the later of (x) twenty (20) calendar days after the entry of the order granting the requested relief or (y) ten (10) business days after such person or Entity qualifies as a Substantial Stockholder. At the election of the Substantial Stockholder, the Substantial Stock Ownership Notice to be filed with the Court (but not the Substantial Stock Ownership Notice that is served upon the Disclosure Parties) may be redacted to exclude all but the last four (4) digits of the Substantial Stockholder’s taxpayer identification number.

(3)

Acquisition of Common Stock. At least twenty (20) business days prior to the proposed date of any transfer in the beneficial ownership of Common Stock (including directly or indirectly, and including the grant or other acquisition of Options to acquire beneficial ownership of Common Stock) or exercise of any Option to acquire beneficial ownership of Common Stock that would result in an increase in the amount of Common Stock beneficially owned by any person or Entity that currently is or, as a result of the proposed transaction, would be a Substantial Stockholder (a “Proposed Acquisition Transaction”), such acquiring or increasing person or Entity or Substantial Stockholder (a “Proposed Transferee”) shall file with the Court and serve via first class mail and email or fax (if applicable) upon the Disclosure Parties a notice of such Proposed Transferee’s intent to purchase, acquire, or otherwise accumulate Common Stock (an “Acquisition Notice”), in substantially the form annexed to the Proposed Orders as Exhibit 3, which describes specifically and in detail the Proposed Acquisition Transaction. At the election of the Proposed Transferee, the Acquisition Notice to be filed with the Court (but not the Acquisition Notice that is served upon the Disclosure Parties) may be redacted to exclude all but the last four (4) digits of the Proposed Transferee’s taxpayer identification number.

(4)

Disposition of Common Stock. At least twenty (20) business days prior to the proposed date of any transfer or other disposition in the beneficial ownership of Common Stock (including directly or indirectly, and Options to acquire beneficial ownership of Common Stock) that would result in either a decrease in the amount of Common Stock beneficially owned by a Substantial Stockholder or a person or Entity ceasing to be a Substantial Stockholder (a “Proposed Disposition Transaction” and, together with a Proposed Acquisition Transaction, a “Proposed Transaction”), such selling or decreasing person or Entity or Substantial Stockholder (a “Proposed Transferor”) shall file with the Court and serve via first class mail and email or fax (if applicable) upon the Disclosure Parties a notice of such Proposed Transferor’s intent to sell, trade, or otherwise transfer its beneficial ownership of Common Stock (a “Disposition Notice” and, together with an Acquisition Notice, a “Trading Notice”), in substantially the form annexed to the Proposed Orders as Exhibit 4, which describes specifically and in detail the Proposed Disposition Transaction. At the election of the Proposed Transferor, the Disposition Notice to be filed with the Court (but not the Disposition Notice that is served upon the Disclosure Parties) may be redacted to exclude all but the last four (4) digits of the Proposed Transferor’s taxpayer identification number.

(5)

Certain Pre-Approval Exceptions. For the avoidance of doubt, a pre-transfer Trading Notice is not required to be filed in connection with a transfer of beneficial ownership of Common Stock (i) from a person to an entity that is disregarded for U.S. federal income tax purposes as being separate from the person (a “Disregarded Entity”), or from such Disregarded Entity to such person; (ii) from a person to a trust whose assets are treated as being solely owned by such person for U.S. federal income tax purposes (a “Grantor Trust”), or from such Grantor Trust to such person; (iii) from a Disregarded Entity to any one or more other Disregarded Entities or Grantor Trusts if the same person is treated as the owner or taxpayer with respect to all of the assets of such Disregarded Entities or Grantor Trusts for U.S. federal income tax purposes; and (iv) from a Grantor Trust to any one or more other Grantor Trusts or Disregarded Entities if the same person is treated as the owner or taxpayer with respect to all of the assets of such Grantor Trusts and Disregarded Entities for U.S. federal income tax purposes. However, in the event of any such transfer for which a Trading Notice would otherwise have been required if the Disregarded Entities or Grantor Trusts involved had not been so disregarded for U.S. federal income tax purposes, that transferor or transferee shall no more than ten (10) business days after the date of transfer serve via first class mail and email or fax (if applicable) upon the Disclosure Parties a notice substantially similar to the equivalent Trading Notice (a “Disregarded Transfer Notice”); however, absent gross negligence or reckless or intentional disregard, the failure to timely file such notice shall not be subject to sanctions.

(6)

Objection Procedures. The Debtors and the other Disclosure Parties shall have fifteen (15) business days after the filing of a Trading Notice (the “Objection Period”) to file with the Court and serve on a Proposed Transferee or a Proposed Transferor, as the case may be, an objection (each, an “Objection”) to any Proposed Transaction described in such Trading Notice. If the Debtors or another Disclosure Party files an Objection by the expiration of the Objection Period (the “Objection Deadline”), then the applicable Proposed Transaction shall not be effective unless approved by a final and non-appealable order of the Court. If the Debtors or the other Disclosure Parties do not file an Objection by the Objection Deadline or if the Debtors provide written authorization to the Proposed Transferee or the Proposed Transferor, as the case may be, approving the Proposed Transaction prior to the Objection Deadline, then such Proposed Transaction may proceed solely as specifically described in the applicable Trading Notice. Any further Proposed Transaction must be the subject of an additional Trading Notice and Objection Period.

B.	Noncompliance with the Stock Procedures

Any acquisition, disposition, or trading in the beneficial ownership of Common Stock (including directly or indirectly, and Options to acquire beneficial ownership of Common Stock) in violation of these Stock Procedures (other than, for the avoidance of doubt, the Disregarded Transfer Notice) shall be null and void ab initio pursuant to the Bankruptcy Court’s equitable powers under section 105(a) of the Bankruptcy Code. Furthermore, any person or Entity that acquires, disposes of, or trades in the beneficial ownership of Common Stock (including directly or indirectly, and Options to acquire beneficial ownership of Common Stock) in violation of the Stock Procedures may be subject to sanctions as provided by law.

C.	Debtors’ Right to Waive

The Debtors may, in consultation with the Ad Hoc First Lien Group, waive, in writing, any and all restrictions, stays, and notification procedures contained in this Notice.

Dated:	Wilmington, Delaware
February 8, 2024

/s/ Amanda R. Steele
RICHARDS, LAYTON & FINGER, P.A.
Mark D. Collins (No. 2981)
Michael J. Merchant (No. 3854)
Amanda R. Steele (No. 5530)
920 North King Street
Wilmington, Delaware 19801
Telephone: 302-651-7700
Email:	collins@rlf.com
merchant@rlf.com
steele@rlf.com

-and-

WEIL, GOTSHAL & MANGES LLP
Gary T. Holtzer (admitted pro hac vice)
Jessica Liou (admitted pro hac vice)
Matthew P. Goren (admitted pro hac vice)
767 Fifth Avenue
New York, New York 10153
Telephone: (212) 310-8000
Emails:	gary.holtzer@weil.com
jessica.liou@weil.com
matthew.goren@weil.com

Proposed Attorneys for the Debtors
and the Debtors in Possession

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